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                                                                     Exhibit 28A

                   First Chicago Credit Card Master Trust II
                     Excess Spread Analysis - September 2001

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Series                                        95-M           95-O          96-Q           96-S           97-U           98-V
Deal Size                                   $500MM         $500MM        $900MM         $700MM         $400MM          $1BIL
Expected Maturity                         10/15/02       12/16/02       2/15/02       12/16/02       10/15/02       10/15/01
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
Yield                                       21.32%         21.32%        21.32%         21.32%         21.32%         21.32%
Less Coupon                                  3.75%          3.75%         3.64%          3.66%          3.64%          3.81%
     Servicing Fee                           1.50%          1.50%         1.50%          1.50%          1.50%          1.50%
     Net Credit Losses                       6.17%          6.17%         6.17%          6.17%          6.17%          6.17%
Excess Spread:
     September-01                            9.90%          9.89%        10.00%          9.98%         10.00%          9.84%
     August-01                              10.77%         10.77%        10.88%         10.86%         10.88%         10.68%
     July-01                                 9.82%          9.82%         9.93%          9.91%          9.93%          9.73%
Three Month Average Excess Spread           10.17%         10.16%        10.27%         10.25%         10.27%         10.08%


Delinquency:
     30 to 59 Days                           1.36%          1.36%         1.36%          1.36%          1.36%          1.36%
     60 to 89 Days                           0.95%          0.95%         0.95%          0.95%          0.95%          0.95%
     90+ Days                                1.72%          1.72%         1.72%          1.72%          1.72%          1.72%
     Total                                   4.03%          4.03%         4.03%          4.03%          4.03%          4.03%

Payment Rate                                28.88%         28.88%        28.88%         28.88%         28.88%         28.88%

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Series                                        99-W           99-X          99-Y
Deal Size                                   $750MM         $750MM        $550MM
Expected Maturity                          3/15/02        6/16/03       8/15/03
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
Yield                                       21.32%         21.32%        21.32%
Less Coupon                                  3.67%          3.70%         3.74%
     Servicing Fee                           1.50%          1.50%         1.50%
     Net Credit Losses                       6.17%          6.17%         6.17%
Excess Spread:
     September-01                            9.98%          9.94%         9.90%
     August-01                              10.82%         10.78%        10.78%
     July-01                                 9.87%          9.84%         9.83%
Three Month Average Excess Spread           10.22%         10.19%        10.17%

Delinquency:
     30 to 59 Days                           1.36%          1.36%         1.36%
     60 to 89 Days                           0.95%          0.95%         0.95%
     90+ Days                                1.72%          1.72%         1.72%
     Total                                   4.03%          4.03%         4.03%

Payment Rate                                28.88%         28.88%        28.88%

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